UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):

July 16, 2007

J.B. HUNT TRANSPORT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Arkansas	0-11757	71-0335111
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See the information set forth in Item 2.02 of this current report on Form 8-K.  We have agreed upon a settlement of a proposed tax adjustment with the IRS through a mediation process.  This settlement relates to a 1999 sale-and-leaseback transaction which has been previously disclosed.  This settlement resulted in a $10.3 benefit, net of income taxes, that was recognized in the second quarter 2007.  This settlement is subject to final approval by the IRS.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 16, 2007, we issued a news release announcing our revenues and earnings for the second quarter ended June 30, 2007. A copy of the news release is attached as an exhibit to this Form 8-K.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit 99.1 News release issued by J.B. Hunt Transport Services, Inc. on July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 17th day of July 2007.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer